DISTRIBUTION AND CONTRIBUTION AGREEMENT
     This DISTRIBUTION AND CONTRIBUTION AGREEMENT (this “Agreement”), dated as of May 8, 2008, is by and among AIMCO/Bethesda Employee, L.L.C., AIMCO/Bethesda Holdings, Inc., AIMCO-GP, Inc., AIMCO/IPT, Inc., AIMCO IPLP, L.P., AIMCO Jacques-Miller, L.P., AIMCO-LP, Inc., AIMCO Michigan Meadows Holdings, L.L.C., AIMCO Properties, L.P., Apartment Investment and Management Company, Cooper River Properties, L.L.C., MAE Investments, Inc., OAMCO II, L.L.C., Oxford Associates ’79 Limited Partnership, Oxford Equities Corporation, Oxford Holding Corporation, Oxford Realty Financial Group, Inc. and Reedy River Properties, L.L.C.
RECITAL:
     WHEREAS, the parties desire to make the distributions and contributions set forth in this Agreement as of effective the date of this Agreement; and
     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual agreements and for other good and valuable consideration, the adequacy, sufficiency, and receipt of which are acknowledged, the parties agree as follows:
     SECTION 1. Defined Terms.
     As used in this Agreement, the following terms have the following meanings unless the context otherwise requires.
“AIMCO” means Apartment Investment and Management Company.
“AIMCO/Bethesda” means AIMCO/Bethesda Holdings, Inc.
“AIMCO/Bethesda Employee” means AIMCO/Bethesda Employee, L.L.C.
“AIMCO-GP” means AIMCO-GP, Inc.
“AIMCO IPLP” means AIMCO IPLP, L.P.
“AIMCO/IPT” means AIMCO/IPT, Inc.
“AIMCO Jacques-Miller” means AIMCO Jacques-Miller, L.P.
“AIMCO-LP” means AIMCO-LP, Inc.
“AIMCO Michigan Meadows Holdings” means AIMCO Michigan Meadows Holdings, L.L.C.
“AIMCO Properties” means AIMCO Properties, L.P.
“CCIP” means Consolidated Capital Institutional Properties, LP.
“CCIP Series B” means the Series B units of partnership interest of CCIP.
“CCIP Series C” means the Series C units of partnership interest of CCIP.

“CCIP/2” means Consolidated Capital Institutional Properties/2, LP.
“CCIP/2 Series B” means the Series B units of partnership interest of CCIP/2.
“Canyon Crest Apartments” means Canyon Crest Apartments, an apartment complex located in Littleton, Colorado.
“Code” means the Internal Revenue Code of 1986, as amended.
“ConCap Equities” means ConCap Equities, Inc.
“Cooper River Properties” means Cooper River Properties, L.L.C.
“Davidson Properties” means Davidson Properties, Inc.
“The Dunes Apartments” means The Dunes Apartments, an apartment complex located in Indian Harbour, Florida.
“The Knolls Apartments” means The Knolls Apartments, an apartment complex located in Colorado Springs, Colorado.
“MAE Investments” means MAE Investments, Inc.
“Michigan Apartments” means Michigan Apartments, an apartment complex located in Indianapolis, Indiana.
“OAMCO II” means OAMCO II, L.L.C.
“Oxford Associates ‘79” means Oxford Associates ’79 Limited Partnership.
“Oxford Equities” means Oxford Equities Corporation.
“Oxford Holding” means Oxford Holding Corporation.
“Oxford Realty Financial Group” means Oxford Realty Financial Group, Inc.
“Pebble Point” means Pebble Point Corporation.
“Pebble Point Apartments” means Pebble Point Apartments, an apartment complex located in Indianapolis, Indiana.
“Pebble Point-Oxford Associates” means Pebble Point-Oxford Associates, L.P.
“Properties” means, collectively, Canyon Crest Apartments, The Dunes Apartments, The Knolls Apartments, Michigan Apartments, Pebble Point Apartments, and Villa Nova Apartments.
“Reedy River Properties” means Reedy River Properties, L.L.C.
“Residual Equities” means Residual Equities, L.P.

“Section 351” means Section 351 of the Code.
“Shares” means [•] shares of the common stock of AIMCO/Bethesda.
“Villa Nova” means Villa Nova, Limited Partnership.
“Villa Nova Apartments” means Villa Nova Apartments, an apartment complex located in Indianapolis, Indiana.
“ZIMCO XXV” means ZIMCO XXV L.L.C.
     SECTION 2. Ownership of the Properties prior to Consummation of the Transactions Contemplated by this Agreement; Power of Attorney. For convenience of reference only, attached as Exhibit A are descriptions of the ownership constituencies of each of the Properties prior to the consummation of the transactions contemplated by this Agreement. To the extent that this Agreement contains one or more errors, regardless of whether or not the corresponding description in Exhibit A was accurate, the parties agree that this Agreement may be amended upon the sole signature of AIMCO Properties, and any amendment will be considered for all purposes to have been in full force and effect as of the date of this Agreement. To this end, each of the other parties to this Agreement grants AIMCO Properties a power of attorney to execute and deliver any such amendment in its name, place, and stead as its attorney in fact. Such power of attorney is coupled with an interest and is irrevocable.
     SECTION 3. Contribution of GP and LP Interests and Properties. Effective the date of this Agreement, the parties make the following distributions and contributions:
(a) With respect to the Ownership of Canyon Crest Apartments.
1.	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a 1% CCIP/2 Series B general partnership interest, held of record by ConCap Equities, to AIMCO/Bethesda; provided, however, that the general partnership interest itself remains in place.
2.	Reedy River Properties distributes an 18.3766% CCIP/2 Series B limited partnership interest to AIMCO IPLP.
(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;
(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 18.3766% CCIP/2 Series B limited partnership interest to AIMCO/Bethesda.
3.	Cooper River Properties distributes a 7.3533% CCIP/2 Series B limited partnership interest to AIMCO IPLP.
(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 7.3533% CCIP/2 Series B limited partnership interest to AIMCO/Bethesda.
4.	Of a 1.8776% CCIP/2 Series B limited partnership interest, AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties.
(i)	AIMCO/IPT distributes its share of such interest to AIMCO;

(ii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iii)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(iv)	AIMCO Properties contributes the entire 1.8776% CCIP/2 Series B limited partnership interest to AIMCO/Bethesda.
5.	AIMCO Properties contributes a 34.9185% CCIP/2 Series B limited partnership interest to AIMCO/Bethesda.
(b)	With respect to the Ownership of The Dunes Apartments.
1.	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a 1% CCIP Series C general partnership interest, held of record by ConCap Equities, to AIMCO/Bethesda; provided, however, that the general partnership interest itself remains in place.
2.	Reedy River Properties distributes a 14.3408% CCIP Series C limited partnership interest to AIMCO IPLP.

(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 14.3408% CCIP Series C limited partnership interest to AIMCO/Bethesda.
3.	Cooper River Properties distributes a 5.6531% CCIP Series C limited partnership interest in CCIP to AIMCO IPLP.
(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 5.6531% CCIP Series C limited partnership interest to AIMCO/Bethesda.
4.	Of a 25.1539% CCIP Series C limited partnership interest, AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties.
(i)	AIMCO/IPT distributes its share of such interest to AIMCO;

(ii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iii)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(iv)	AIMCO Properties contributes the entire 25.1539% CCIP Series C limited partnership interest to AIMCO/Bethesda.
5.	AIMCO Properties contributes a 30.7720% CCIP Series C limited partnership interest to AIMCO/Bethesda.

(c)	With respect to the Ownership of The Knolls Apartments.
1.	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a 1% CCIP Series B general partnership interest, held of record by ConCap Equities, to AIMCO/Bethesda; provided, however, that the general partnership interest itself remains in place.

2.	Reedy River Properties distributes a 14.3408% CCIP Series B limited partnership interest to AIMCO IPLP.
(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 14.3408% CCIP Series B limited partnership interest in CCIP to AIMCO/Bethesda.
3.	Cooper River Properties distributes a 5.6531% CCIP Series B limited partnership interest to AIMCO IPLP.
(i)	AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties;

(ii)	AIMCO/IPT distributes its share of such interest to AIMCO;

(iii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iv)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(v)	AIMCO Properties contributes the entire 5.6531% CCIP Series B limited partnership interest to AIMCO/Bethesda.
4.	Of a 25.1539% CCIP Series B limited partnership interest, AIMCO IPLP distributes 70% of such interest to AIMCO/IPT and 30% of such interest to AIMCO Properties.
(i)	AIMCO/IPT distributes its share of such interest to AIMCO;

(ii)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(iii)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(iv)	AIMCO Properties contributes the entire 25.1539% CCIP Series B limited partnership interest to AIMCO/Bethesda.
5.	AIMCO Properties contributes a 30.7720% CCIP Series B limited partnership interest to AIMCO/Bethesda.
(d)	With respect to the Ownership of Michigan Apartments.
1.	AIMCO Michigan Meadows Holdings transfers Michigan Apartments to AIMCO Michigan Apartments, LLC.
2	AIMCO Properties contributes all of the membership interests in AIMCO Michigan Apartments, LLC to AIMCO/Bethesda.
(e)	With respect to the Ownership of Pebble Point Apartments.
1.	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a .01% managing general partnership interest, held of record by Pebble Point, and a 1% general partnership interest, held of record by ZIMCO XXV, each in Pebble Point-Oxford Associates, to AIMCO/Bethesda; provided, however, that the managing general partnership interest and general partnership interest itself each remains in place.
2.	AIMCO Properties contributes a 95% investor limited partnership interest and a .99% special limited partnership interest, each in Pebble Point-Oxford Associates, to AIMCO/Bethesda.
3.	Of a 3% special limited partnership interest in Pebble Point-Oxford Associates, Oxford Associates ’79 distributes .009% of such interest to Oxford Equities, .001% of such interest to OAMCO II, 2.49% of such interest to AIMCO/Bethesda Employee and 97.5% of such interest to AIMCO Properties.
(i)	Oxford Equities distributes its share of such interest to Oxford Holding;

(ii)	Oxford Holding distributes such interest to AIMCO/Bethesda;

(iii)	OAMCO II distributes 3.2340% of its share of such interest to Oxford Realty Financial Group and 96.766% of its share of such interest to AIMCO Properties;
(A)	Oxford Realty Financial Group distributes its interest to AIMCO/Bethesda;
(B)	AIMCO Properties contributes its interest to AIMCO/Bethesda;

(iv)	AIMCO/Bethesda Employee distributes its share of such interest to AIMCO Properties;

(v)	AIMCO Properties contributes the entire remaining special limited partnership interest to AIMCO/Bethesda.
(f)	With respect to the Ownership of Villa Nova Apartments.
1.	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a .5% managing general partnership interest in Villa Nova, held of record by Davidson Properties, to AIMCO/Bethesda; provided, however, that the managing general partnership interest itself remains in place.
2.	With respect to Residual Equities, which owns a 1% general partnership interest in Villa Nova:
(i)	AIMCO Properties contributes all of its economic rights, duties, and liabilities with respect to a 1.25% general partnership interest in Residual Equities, held of record by MAE Investments, to AIMCO/Bethesda; provided, however, that the general partnership interest itself remains in place.

(ii)	Of a 97.5% limited partnership interest in Residual Equities, AIMCO Jacques-Miller distributes 1% of such interest to MAE Investments and 99% to AIMCO IPLP;

(iii)	MAE Investments distributes its share of such interest to AIMCO/IPT;
(1)	AIMCO/IPT distributes such interest to AIMCO;

(2)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP, pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(3)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(4)	AIMCO Properties contributes the entire share of such interest to AIMCO/Bethesda.
(iv)	AIMCO IPLP distributes 70% of its share of such interest to AIMCO/IPT and 30% of its share of such interest to AIMCO Properties;
(1)	AIMCO/IPT distributes such interest to AIMCO;

(2)	AIMCO contributes such share to AIMCO-GP and AIMCO-LP, pro rata in proportion to their respective ownership interests in AIMCO Properties on the date of this Agreement;

(3)	Each of AIMCO-GP and AIMCO-LP contributes its share of such interest to AIMCO Properties; and

(4)	AIMCO Properties contributes the entire share of such interest to AIMCO/Bethesda.
3.	AIMCO Properties contributes a 98% limited partnership interest in Villa Nova to AIMCO/Bethesda.
SECTION 4. Consideration.

(a)	In exchange for the partnership and membership interests and property contributed to it pursuant to this Agreement, AIMCO/Bethesda will:
(1)	issue the Shares to AIMCO Properties; and

(2)	guarantee payment of all loans from AIMCO Properties or any of its wholly owned affiliates to any of the Properties or the owners of any of the Properties.
(b)	In this regard, AIMCO Properties represents and warrants:
(1)	It is acquiring the Shares in a transaction not involving any public offering, within the meaning of the Securities Act of 1933, as amended (the “Securities Act”);

(2)	It has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an acquisition of the Shares and is able to bear the economic risk of a loss of an investment in the Shares;

(3)	It is not acquiring any Shares with a view to the distribution of the Shares or any present intention of offering or selling any of the Shares in a transaction that would violate the Securities Act or the securities laws of any state or any other applicable jurisdiction;

(4)	It is not relying on AIMCO/Bethesda (or any agent, representative or affiliate of AIMCO/Bethesda) with respect to legal, tax, accounting, financial and other economic considerations involved in connection with the transactions contemplated by this Agreement, including an investment in Shares; and

(5)	AIMCO Properties has carefully considered and has, to the extent necessary, sought legal, tax, accounting, financial and other advice with respect to the suitability of its investment in the Shares.
(c)	AIMCO Properties acknowledges and agrees that the Shares are not, and may never be, registered under the Securities Act.

SECTION 5. Tax Treatment. The parties intend and agree to treat the contributions provided for in this Agreement as a non-recognition transaction pursuant to Section 351. Each of the parties agrees to execute and deliver such other agreements, documents, and instruments, and to take all such further actions, as may be reasonably necessary to cause the transactions contemplated by this Agreement to comply with Section 351.

SECTION 6. Approvals and Consents. Each of the parties agrees to use all commercially reasonable efforts to obtain all consents, approvals, orders, licenses, certificates, and permits of or from, and to make all declarations and filings with: any partner, member, shareholder, or stockholder; any federal, state, local or other governmental authority; or any court or other tribunal, domestic or foreign, in each case required or desirable in connection with the contribution to AIMCO/Bethesda of any full general partnership interest, the economic rights, duties, and liabilities of which have been contributed to AIMCO/Bethesda pursuant to this Agreement. Each of the parties hereby irrevocably consents to the consummation of the transactions contemplated by this Agreement and waives all notices, consents, approvals, orders, licenses, certificates, permits, declarations, filings, and compliance with agreements, documents, or other instruments to which any is a part or to which the assets of any are subject in connection with the consummation of the transactions contemplated by this Agreement, in each case to the fullest extent permitted by applicable law. Such waiver shall apply only to the transactions contemplated by this Agreement and shall not be considered a waiver of any parties’ rights under the aforementioned with respect to any other action.

SECTION 7. Miscellaneous.

(a)	Further Assurances. Each of the parties agrees to execute and deliver all such further documents and take all such further actions as shall be necessary, desirable or expedient to consummate the transactions contemplated by this Agreement.

(b)	Entire Agreement. This Agreement, together with the exhibits to this Agreement, constitutes the entire agreement and understanding among the parties as to the subject matter of this Agreement and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter of this Agreement.

(c)	Severability. The unenforceability or invalidity of any provision of this Agreement in any jurisdiction will not, as to that jurisdiction, render any other provision of this Agreement unenforceable or invalid or, as to any and all other jurisdictions, render any provision of this Agreement unenforceable or invalid.

(d)	Assignment; Power of Attorney. This Agreement will bind and inure to the benefit of the parties and their respective successors and permitted assigns, but will not confer any benefit upon any person or entity other than the parties and their respective successors and permitted assigns. This Agreement may not be assigned by any party without the prior written consent of AIMCO Properties, and this Agreement may be assigned by any party, in whole or in part, at the direction of and upon the sole signature of AIMCO Properties, and to this end, each of the other parties to this Agreement grant AIMCO Properties a power of attorney to execute and deliver any such assignment in its name, place, and stead as its attorney in fact. Such power of attorney is coupled with an interest and is irrevocable.

(e)	Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without giving effect to the conflict of laws principles thereof.

(f)	Counterparts. This Agreement may be executed in counterparts, each of which is an original, but all of which will be considered one and the same original.

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement as of the date first written above.
Apartment Investment and Management Company

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO/Bethesda Employee, L.L.C. By: AIMCO Properties, L.P., its Member By: AIMCO-GP, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO/Bethesda Holdings, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO-GP, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO/IPT, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO IPLP, L.P. By: AIMCO/IPT, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO Jacques-Miller, L.P. By: MAE Investments, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO-LP, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO Michigan Meadows Holdings, L.L.C. By: AIMCO Properties, L.P., its Member By: AIMCO-GP, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

AIMCO Properties, L.P. By: AIMCO-GP, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Cooper River Properties, L.L.C. By: AIMCO IPLP, L.P., its Member By: AIMCO/IPT, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

MAE Investments, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

OAMCO II, L.L.C. By: Oxford Realty Financial Group, Inc., its Managing Member

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Oxford Associates ’79 Limited Partnership By: OAMCO II, L.L.C., its Managing General Partner By: Oxford Realty Financial Group, Inc., its Managing Member

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Oxford Equities Corporation

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Oxford Holding Corporation

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Oxford Realty Financial Group, Inc.

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President

Reedy River Properties, L.L.C. By: AIMCO IPLP, L.P., its Member By: AIMCO/IPT, Inc., its General Partner

By:	/s/ Harry Alcock

Name: Title:	Harry Alcock Executive Vice President